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                                                                      EXHIBIT 11




                              EQUITRAC CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                   (in thousands, except earnings per share)



                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                          AUGUST 31,           AUGUST 31,
                                     --------------------  ------------------
                                       1996       1995      1996      1995
                                       ----       ----      ----      ----
Weighted average number of common
   shares outstanding                  3,401      3,565     3,396     3,591

Common share equivalents arising
   from dilutive options                 155         66       139        65
                                      ------     ------    ------    ------

                                       3,556      3,631     3,535     3,656
                                      ======     ======    ======    ======

Earnings per share                    $ 0.18     $ 0.11    $ 0.35    $ 0.23
                                      ======     ======    ======    ======